Exhibit 99.2

B&G Foods Agrees to Acquire Green Giant September 3, 2015

Forward Looking Statements Statements in this presentation that are not statements of historical or current fact constitute “forward-looking statements.” The forward-looking statements contained in this presentation include, without limitation, statements related to net sales, adjusted EBITDA and excess cash projections for our base business; the planned acquisition of the Green Giant and Le Sueur brands and the timing and financing thereof; the expected impact of the planned acquisition, including without limitation, the expected impact on B&G Foods’ earnings per share, net sales, adjusted EBITDA, capital expenditures, cash taxes, cash interest, working capital, free cash flow, excess cash and dividends, and the expected tax benefits of the acquisition; and B&G Foods’ plans to reinvigorate the brands, by among other things, introducing new and innovative products that meet the needs of consumers. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of B&G Foods to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “projects,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. Factors that may affect actual results include, without limitation: whether and when the required regulatory approvals will be obtained, whether and when the other closing conditions will be satisfied and whether and when the transaction and related financing will close, whether and when the Company will be able to realize the expected financial results and accretive effect of the transaction, and how customers, competitors, suppliers and employees will react to the acquisition. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in B&G Foods’ filings with the Securities and Exchange Commission, including under Item 1A, “Risk Factors” in the Company’s Annual Report on Form 10-K for fiscal 2014 filed on March 4, 2015 and in our subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. B&G Foods undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. 1

About Non-GAAP Financial Measures Certain disclosures in this presentation include “non-GAAP (Generally Accepted Accounting Principles) financial measures.” “EBITDA” (which we define as net income before net interest expense, income taxes, depreciation and amortization and loss on extinguishment of debt), “Adjusted EBITDA” (which we define as EBITDA, further adjusted for cash and non-cash acquisition-related expenses, gains or losses (which may include third party fees and expenses, integration, restructuring and consolidation expenses), intangible asset impairment charges and related asset write-offs; gains or losses related to changes in the fair value of contingent liabilities from earn-outs; and loss on product recalls, including customer refunds, selling, general and administrative expenses and the impact on cost of sales), “Excess Cash” (which we define as Adjusted EBITDA less cash interest expenses, cash taxes / withholding and capital expenditures plus share based compensation expense) and “Free Cash Flow” (which we define as Adjusted EBITDA less capital expenditures) are non-GAAP financial measures. A non-GAAP financial measure is a numerical measure of financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in B&G Foods’ consolidated balance sheets and related consolidated statements of operations, changes in stockholders’ equity and comprehensive income and cash flows. Non-GAAP financial measures should not be considered in isolation or as a substitute for the most directly comparable GAAP measures. The Company's non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Additional information regarding these non-GAAP financial measures, including reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures, is included elsewhere herein and in B&G Foods’ Annual Report on Form 10-K for fiscal 2014 filed with the SEC on March 4, 2015 and Quarterly Report on Form 10-Q filed with the SEC on July 30, 2015. Copies of these filings may be viewed at B&G Foods’ website at www.bgfoods.com under “Investor Relations – SEC Filings.” 2

Transaction Overview

Transaction Overview Frozen manufacturing facility in Irapuato, Mexico and manufacturing equipment currently located at ► Intellectual property, inventory, co-pack agreements, etc. ► existing $500mm undrawn revolving credit facility and a new ~$500mm term loan facility under the including the receipt of regulatory approvals 3 Assets to be Acquired ► B&G Foods has signed an agreement to acquire the Green Giant and Le Sueur branded shelf-stable and frozen business ("Green Giant") in North America and select export markets from General Mills General Mills' Belvidere, IL facility ► Transaction structured as an asset carve-out and will not include management or overhead functions Consideration ► $765mm in cash plus customary inventory adjustment at closing Valuation ► ~7.8x pro forma adjusted EBITDA ► NPV of expected tax benefits from asset step up of ~$137mm (purchase price multiple net of expected tax benefits of ~6.4x) Sources of Funding ► Acquisition and related fees and expenses expected to be funded with borrowings under B&G Foods' existing credit agreement Pro Forma Impact ► Following a 6 to 12 month transition period, Green Giant is expected to generate annualized net sales of ~$550mm and annualized adjusted EBITDA of ~$95mm to $100mm ► Acquisition expected to be immediately accretive to earnings per share and free cash flow ► Frozen business provides additional platform for future growth and acquisitions ► B&G Foods committed to policy of returning a meaningful portion of excess cash to shareholders Timing ► Expected to close during the fourth quarter of 2015, subject to customary closing conditions,

Transaction Overview (continued) Pro Forma Projected (2) for Green Giant Frozen 25% Standalone B&G Foods Snacks 17% Dry Grocery 83% Snacks 11% Dry Grocery 64% Net Sales (1): ~$875 - $885mm Adjusted EBITDA (1) : ~$199 - $204mm Net Sales: ~$1,425 - $1,435mm Adjusted EBITDA: ~$294 - $304mm (1) Represents management guidance for full year fiscal 2015. (2) Pro forma projected annual results for B&G Foods and Green Giant after the completion of a 6 to 12 month transition period. 4

Strategic Rationale Green Giant Acquisition and Canada, respectively future acquisitions 5 ► Iconic brand ► #2 / #1 defensible brand positions in U.S. ► Adjacent (shelf-stable) and complementary (frozen) categories ► Flexible supply chain ► Frozen provides additional platform for ► Significant cash flow generation ► Immediately accretive B&G Foods Strengths ► Seasoned management team that has successfully executed strategy for over 15 years ► Proven ability to source acquisitions that are immediately accretive ► Track record of repositioning acquired brands, halting sales declines and innovating for growth ► Brand management focuses growth efforts on higher-margin opportunities ► Superior margin structure, low capex profile and low cash taxes generate significant free cash flow ► Enduring commitment to returning meaningful portion of cash flows to shareholders

Integrating Acquisitions is a B&G Foods Core Competency 2015 2014 2013 2012 2011 2010 2007 2006 2003 1999 1998 1997 6

Green Giant Snapshot Key Products – Frozen Key Products – Shelf-Stable U.S. Canada U.S. Canada Shelf-Stable 38% Frozen 62% 7

Leading Market Positions in the U.S. and Canada #2 Branded Player in the U.S. Other Branded 14% Other Branded 31% 24% 18% 9% 15% 6% Private Label 38% Private Label 36% 9% #1 Branded Player in Canada Other Branded 1% Other Branded 9% Private Label 45% 30% 34% Private Label 47% 13% 19% 1% 2% Source: Nielsen NAT XNFLD, Retail $ sales 52 weeks ending 2/21/15 (Canada data) and Nielsen US XAOC, Retail $ sales, 52 weeks ending 3/14/15 (U.S. data). 8 Frozen Shelf-Stable #1 Branded Player in Canada #2 Branded Player in the U.S.

Comprehensive Strategy to Reinvigorate Green Giant B&G Foods has a demonstrated track record of reinvigorating iconic brands ► +40-50 new employees (1) to be hired $20 to $25mm in incremental brand support planned by B&G Foods The Company plans to put significant resources behind the Green Giant business to stabilize and then revitalize the top-line and re-gain market share ► Incremental spending in slotting, marketing and G&A Increased strategic funding for brand support to be complemented by increased headcount ► Transition services agreement with General Mills for a maximum of 6 to 12 months ► +$12mm in selling expense expected Transition co-manufacturing agreement with General Mills for a maximum of 24 months for products currently produced at Belvidere, IL facility ► (1) This new headcount is in addition to the manufacturing employees at Irapuato, Mexico that will be transferred to B&G Foods. 9

Manufacturing Footprint Approximately 69% of total shelf-stable and frozen products expected to be co-packed post acquisition ► Shelf-stable is 100% co-packed Approximately 66% of frozen expected to be co-packed post acquisition – – Included in the acquisition is a frozen manufacturing facility in Irapuato, Mexico ► 772,000 sq. ft. with 1,100+ employees Affiliated greenhouse and growing operation – – Expect to transition manufacturing operations and purchased equipment from General Mills’ Belvidere, IL facility to co-packers and/or Irapuato ► 10

Strong Excess Cash Generation

($ in millions)	Pro Forma Projected FY2015		
	B&G Foods [1]	Transac. Adj. [2]	Pro Forma
Net Sales	**$880**	**~$550**	**$1,430**
Adj. EBITDA	**$202**	**~$98**	**$299**
% Margin	*22.9%*	*17.7%*	*20.9%*
(+) Non-cash share based compensation	4	-	4
Adj. EBITDA before non-cash SBC	**$206**	**$98**	**$303**
(-) Total Capex	(22)	(5)	(27)
(-) Cash Taxes	(17)	(9)	(26)
(-) Net Cash Interest	(41)	(27)	(68)
Excess Cash Before Dividends	**$126**	**$57**	**$183**
% of Adj. EBITDA	*62.5%*	*58.5%*	*61.2%*
(-) Cash Dividends [3]	(81)		
% of Excess Cash Before Dividends	*64.5%*		
Excess Cash After Dividends	**$45**		

Strong Track Record of Returning a Meaningful Portion of Excess Cash to Shareholders – $436 million since 2004

(1) Net sales represents the midpoint of B&G Foods' guidance for full year fiscal 2015 of $875mm to $885mm and adjusted EBITDA represents the midpoint of B&G Foods' guidance of $199mm to $204mm.

(2) Transaction adjustment column represents projected results following a 6 to 12 month transition period. Adjusted EBITDA represents the midpoint of projected adjusted EBITDA of $95mm to $100mm. Total capex does not include one-time anticipated capital expenditures of approximately $30mm that will be required to move equipment from Belvidere, IL to Irapuato, MX and/or one or more co-packers. Net cash interest assumes a $50mm reduction in revolver balance from sale of peak level inventory following transaction close and assumes a blended borrowing cost on incremental debt of approximately 3.2%.

(3) Assumes annualized dividend at current dividend rate of $1.40 per share for 57.977mm shares outstanding.

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Appendix

Non-GAAP Reconciliation ($ in millions) Pro Forma Projected FY2015 B&G Foods Transac. Adj. Pro Forma Net Income Income Tax Expense Interest Expense, Net Depreciation and Amortization $81 45 45 28 $36 20 28 14 $116 65 73 42 EBITDA $199 $98 $296 Acquisiton-Related Expenses 3 - 3 Adjusted EBITDA $202 $98 $299 12

B&G Foods Agrees to Acquire Green Giant September 3, 2015